UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

October 28, 2022

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	PDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2022, Patterson Companies, Inc. (the “Company”) entered into a third amendment and restatement of its second amended and restated credit agreement dated February 16, 2021, by and among the Company and certain lenders party thereto. This third amended and restated credit agreement (the “Amended Credit Agreement”), dated October 28, 2022, is among the Company, MUFG Bank, Ltd, as administrative agent, and the lenders party thereto (collectively, the “Lenders”), pursuant to which the Lenders have agreed to provide certain senior unsecured credit facilities, consisting of an up to $700,000,000 multicurrency revolving credit facility and a $300,000,000 term loan facility. The Company will use the facilities to (1) refinance and consolidate certain existing indebtedness, (2) pay the fees and expenses incurred therewith, and (3) finance the ongoing working capital and other general corporate purposes of the Company and its subsidiaries.

Borrowings under the Amended Credit Agreement will bear interest at a rate equal to, at the option of the Company, either (a) a customary Eurocurrency interbank offered rate (the “Eurocurrency Rate”) or (b) a customary base rate (the “Floating Rate”), in each case plus an applicable margin. The applicable margins for borrowings under the Amended Credit Agreement will be based on the Company’s leverage ratio and range from 1.000% to 2.000% with respect to borrowings made for Eurocurrency Loans, Term SOFR Loans or Daily Simple RFR Loans, and 0.000% to 1.000% with respect to borrowings made for Floating Rate Loans. The Company also agreed to pay quarterly commitment fees based on the available aggregate loan commitment.

The Amended Credit Agreement requires the Company to maintain a leverage ratio of not more than 3.50 to 1.00 as of the last day of each fiscal quarter, provided, however, that the maximum leverage ratio is subject to increase in connection with the consummation of certain types of acquisitions as more particularly set forth in the Amended Credit Agreement. The Company is also required to maintain an interest expense coverage ratio of not less than 3.00 to 1.00 as of the end of each fiscal quarter.

The Amended Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default, and provides for customary acceleration and remedy rights for the Lenders upon the occurrence of an event of default. The term loans and revolving credit facilities will mature no later than October 28, 2027.

The above description of the Amended Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 10 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10	Third Amended and Restated Credit Agreement, dated as of October 28, 2022, by and among the Company, as borrower, MUFG Bank, Ltd., as administrative agent, and certain lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: October 31, 2022	By:	/s/ Les B. Korsh
Les B. Korsh
Chief Legal Officer and Corporate Secretary